UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 April 17, 2007
                Date of Report (Date of earliest event reported)



               Kansas City Southern de Mexico, S. de R.L. de C.V.

         (formerly known as Kansas City Southern de Mexico, S.A de C.V.)
                      (formerly known as TFM, S.A. de C.V.)
             (Exact Name of Registrant as Specified in Its Charter)


          Mexico                       333-08322                     N/A
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

                                Montes Urales 625
                              Lomas de Chapultepec
                               11000 Mexico, D.F.
                                     Mexico
                    (Address of Principal Executive Offices)

                               + (5255) 9178-5836
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.     Entry into a Material Definitive Agreement

On April 17, 2007, Kansas City Southern de Mexico, S. de R.L. de C.V. ("KCSM"), a wholly-owned subsidiary of Kansas City Southern, entered into an Equipment Lease Agreement (the "Lease") between KCSM and Highridge Leasing LLC (the "Lessor") with respect to thirty (30) General Electric ES44AC locomotives (the "Locomotives") delivered to KCSM in December 2006 and January 2007.

Pursuant to the terms of the Lease, KCSM agreed to sell the Locomotives to the Lessor for an aggregate purchase price not to exceed $66.0 million and to lease the Locomotives from the Lessor for an initial term of twenty years. KCSM is obligated to pay rent on the Locomotives bi-annually with the final rent payment due in 2027. Subject to certain adjustments provided in the Lease, including pricing adjustments on the final Settlement Date (as defined in the Lease), the aggregate rent payments for the Locomotives during the term of the Lease are approximately $116.4 million.

The Lease contains representations, warranties and covenants typical of such equipment leases. Events of default in the Lease include, but are not limited to, certain payment defaults, certain bankruptcy and liquidation proceedings and the failure to observe or perform any covenants or agreements contained in the Lease. Any event of default could trigger acceleration of KCSM's payment obligations under the terms of the Lease.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01 above and is incorporated herein by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                              Kansas City Southern de Mexico, S. de R.L. de C.V.


April 23, 2007                By: /s/ Patrick J. Ottensmeyer
                                  --------------------------------
                                  Patrick J. Ottensmeyer
                                  Chief Financial Officer